EXHIBIT 10.3

ASSIGNMENT OF REAL ESTATE SALE AGREEMENT

This Assignment of Real Estate Sale Agreement (this “Assignment”) is made to be effective as of November 14, 2006, by HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company (“Assignor”), and BEHRINGER HARVARD OPPORTUNITY OP I LP, a Texas limited partnership (“Assignee”).

BACKGROUND

A.            Assignor, as Purchaser, has entered into that certain Real Estate Sale Agreement dated as of November 14, 2006 (the “Agreement”), with CMD Realty Investment Fund II, L.P., an Illinois limited partnership, as Seller, in respect of an office building having a street address of 17300 Dallas Parkway, Dallas County, Texas.

B.            Assignor desires to assign all of its interest in the Agreement to Assignee and Assignee desires to accept the assignment.

AGREEMENT

For good and valuable consideration, receipt of which is acknowledged, Assignor assigns to Assignee all of Assignor’s interest in the Agreement.  Assignee accepts the assignment and assumes and shall perform all of Assignor’s duties as Purchaser under the Agreement.

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EXECUTED to be effective as of the day and year first above written.

ASSIGNOR:

HARVARD PROPERTY TRUST, LLC,
a Delaware limited liability company

By:
Gerald J. Reihsen, III
Executive Vice President

ASSIGNEE:

BEHRINGER HARVARD OPPORTUNITY
OP I LP, a Texas limited partnership

By:	Behringer Harvard Opportunity REIT I,
Inc., Its General Partner

By:
Gerald J. Reihsen, III
Secretary